EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


NAME                                                                 Ownership %
                                                                     on 12/21/05

Anhydride Petroleum (USA), Inc., a Colorado corporation
(indirect through Anhydride Petroleum (Canada), Inc.)                  100%


Anhydride Petroleum (Canada), Inc., an Alberta (Canada) corp           100%

Township Petroleum Corporation, an Alberta (Canada) corp               100%

Oilsands Quest, Inc., an Alberta (Canada) corp                        61.1%

Western Petrochemicals Corporation                                      97%